Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Treasurer of Global WholeHealth Partners Corporation, respectively, certifies that, to the best of their knowledge and belief, the Annual Report on Form 10-K for the years ended June 30, 2022 and 2021 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of Global WholeHealth Partners Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date:	January 13, 2023	/s/ Rene Alvarez
Rene Alvarez
Chief Executive Officer, Treasurer, Secretary and Chairman
(Principal Executive Officer and Principal Financial Officer)